SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEREP NATL RADIO

          GAMCO INVESTORS, INC.
                      11/18/04           62,000-             *DO
                      11/16/04            8,000              .8700
                      11/16/04            8,000              .8700
                      11/16/04            4,000-             .8700
                      11/16/04           12,000-             .8700
                      11/16/04            4,000-             .8700
                      11/16/04            4,000              .8700
                      10/28/04            1,500-             .7100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLENTIN BOARD.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.